Exhibit 10.2

From:	Growler Mining Tuscaloosa, LLC

1301 Industrial Park Drive,
Tuscaloosa,
AL 35401, USA

(the "Subscriber")

To:	Argo Blockchain PLC Eastcastle House, 27-28 Eastcastle Street, London, United Kingdom, W1W 8DH (the "Company")

Attention: The Directors

December 12, 2025

Dear Directors,

Subscription for shares in the Company

In this letter:

“Depositary” means JP Morgan Chase Bank NA;
“Restricted ADSs” means restricted American Depositary Shares

The Subscriber hereby agrees to subscribe for and the Company agrees to allot and issue to the Depositary (which will be in exchange for the issuance by the Depositary of the Restricted ADSs in respect thereof to the Subscriber) 2,525,046,480 ordinary shares of £0.001 each in the capital of the Company (the "Subscription Shares") for an aggregate subscription price of US$3,500,000, being US$0.00139 per Subscription Share (the "Subscription Price").

The Subscriber agrees to subscribe for the Subscription Shares and the Company agrees to allot and issue the Subscription Shares to the Depositary fully paid up and shall procure that the Company's register of members is updated.

The payment of the Subscription Price by the Subscriber has or will be paid to the Company on or around the date of this letter or as otherwise agreed or directed by the Company.

The Subscriber acknowledges that the Subscription Shares are being offered and sold in a private placement exempt from registration under the U.S. Securities Act of 1933, as amended, and applicable securities laws. No public offering or solicitation has been made. The Subscriber represents that it is a sophisticated investor capable of evaluating the merits and risks of the investment and has conducted its own due diligence. The Subscriber understands that the securities are subject to restrictions on transfer and resale and may not be transferred except in compliance with applicable laws. The Company is relying on the Subscriber’s representations to establish the availability of an exemption from registration.

This letter may be executed in any number of counterparts each of which when executed by one or more of the parties shall constitute an original but all of which shall constitute one and the same instrument. This letter and all non-contractual obligations in connection with it shall be governed by and construed in accordance with the laws of England and Wales and the parties submit for all purposes in connection with this letter to the exclusive jurisdiction of the courts of England and Wales.

This letter has been entered into on the date stated at the beginning of this letter.

Yours faithfully,

SIGNED by Luther S. Pate, IV, duly authorised for and on behalf of GROWLER MINING TUSCALOOSA, LLC	)
)
	)	/s/ Luther S. Pate, IV

Acknowledged, accepted and agreed:

SIGNED by Justin Nolan, duly authorised for and on behalf of ARGO BLOCKCHAIN PLC	)
)
	)	/s/ Justin Nolan